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                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                                 (THE "COMPANY")

            METLIFE OF CT SEPARATE ACCOUNT QPN FOR VARIABLE ANNUITIES
                         METLIFE RETIREMENT PERSPECTIVES


                    SUPPLEMENT DATED NOVEMBER 12, 2007 TO THE
            STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2007

This supplements the information contained in the Statement of Additional Information for the variable annuity contracts in the insurance company separate account listed above.

THE INSURANCE COMPANY

Replace the first sentence, of the section entitled "The Separate Account" on page 2 of the Statement of Additional Information, with the following sentence:

         MetLife of CT Separate Account QPN for Variable Annuities (the "Separate Account") satisfies certain exclusionary provisions and, as such, is not subject to regulation under the 1940 Act.

















 Book 95 - SAI                                                   November, 2007